CALCULATION OF REGISTRATION FEE (1)

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee (2)
4.30% Senior Notes due 2045	$365,000,000	100.00%	$365,000,000	$42,413

(1)	The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-197036) filed by the registrant on June 26, 2014.

(2)	The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-197036

PROSPECTUS SUPPLEMENT

To Prospectus dated June 26, 2014

$365,000,000

Monsanto Company

4.30% Senior Notes due 2045

We are offering $365,000,000 of our notes due 2045 (the “notes”). The notes will bear interest at the rate of 4.30% per year. Interest on the notes is payable in arrears on January 29 and July 29 of each year, beginning on July 29, 2015. The notes will mature on January 29, 2045. We may redeem the notes, in whole but not in part, at our option, on each January 29 on or after January 29, 2017 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date. See “Description of Notes — Optional Redemption.” We may also redeem the notes prior to the maturity thereof under the circumstances described under “Description of Notes — Tax Redemption.” If we experience a change of control triggering event, we may be required to offer to purchase the notes from holders. See “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event.”

The notes will be senior unsecured obligations of Monsanto and will rank equally with all of our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Before investing in the notes, you should consider the risks that are described under “Risk Factors” beginning on page S-6 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the year ended August 31, 2014.

	Per Note	Total
Public Offering Price (1)	100.000%	$365,000,000
Selling Discount	0.100%	$365,000
Proceeds to Monsanto (before expenses) (2)	99.125%	$361,806,250

(1)	Plus accrued interest, if any, from January 29, 2015 to the date of delivery.
(2)	The net proceeds to Monsanto reflect the price to public set forth above as reduced by (a) the selling discount set forth above and (b) an aggregate fee of $2,828,750 that Monsanto will pay to Morgan Stanley & Co. LLC in connection with structuring services that they provided in connection with the notes. Morgan Stanley & Co. LLC will not subscribe for or sell any notes offered hereby.

Application will be made to the GreTai Securities Market (the “GreTai”) for the listing of, and permission to deal in, the notes by way of debt issues only to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the Republic of China (“ROC”) and such permission is expected to become effective on or about January 29, 2015. The GreTai is not responsible for the content of this prospectus supplement or the accompanying prospectus and no representation is made by the GreTai as to the accuracy or completeness of this prospectus supplement or the accompanying prospectus. The GreTai expressly disclaims any and all liability for any losses arising from, or as a result of the reliance on, all or part of the contents of this prospectus supplement or the accompanying prospectus. Admission to the listing and trading of the notes on the GreTai shall not be taken as an indication of the merits of us or the notes. No assurance can be given that such application will be approved, or that the GreTai listing will be maintained.

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, in the ROC, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC, which currently include: overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC.

We expect to deliver the notes to investors in book-entry form only through the facilities of Clearstream Banking, société anonyme, Luxembourg and Euroclear Bank S.A./N.V., as operator of the Euroclear System, on or about January 29, 2015.

E.Sun Commercial Bank, Ltd.	MasterLink Securities Corporation

Prospectus Supplement dated January 16, 2015

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of notes. The second part is the prospectus dated June 26, 2014, which is part of our Registration Statement on Form S-3.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on our behalf to which we have referred you in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Where You Can Find More Information” in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer, or an invitation on our behalf or the managers or any of them, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See “Selling.”

As used in this prospectus supplement, “Monsanto,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Monsanto Company or to Monsanto Company and its subsidiaries, unless we state or the context implies otherwise, including, without limitation, with respect to the description of the notes or their terms or provisions (which are obligations of Monsanto Company but not any of its subsidiaries).

Unless otherwise indicated, trademarks owned or licensed by Monsanto or its subsidiaries are shown in italics. Unless otherwise indicated, references to “Roundup herbicides” mean Roundup branded herbicides, excluding all lawn-and-garden herbicides, and references to “Roundup and other glyphosate-based herbicides” exclude all lawn-and-garden herbicides.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In the interests of our investors, and in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, this section explains some of the important reasons that actual results may be materially different from those that we anticipate. In this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, we share our expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the potential development, regulatory approval, and public acceptance of our products; our expected

S-ii

financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of recent acquisitions; the outcome of contingencies, such as litigation and the previously announced Securities and Exchange Commission (“SEC”) investigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position. Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.

Since these statements are based on factors that involve risks and uncertainties, our company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; recent increases in and expected higher levels of indebtedness; the company’s ability to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors described or referenced in this prospectus supplement, the accompanying prospectus, Part I — Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, and in other documents incorporated by reference herein.

Our forward-looking statements represent our estimates and expectations and are based on currently available information at the time that we make those statements. However, circumstances change constantly, often unpredictably, and many events beyond our control will determine whether the expectations encompassed in our forward-looking statements will be realized. As a result, investors should not place undue reliance on these forward-looking statements. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Monsanto and this offering. It may not contain all of the information that may be important to you in deciding whether to purchase the notes. We encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in them, and any related free writing prospectus prior to deciding whether to purchase the notes.

Monsanto Company

Monsanto is a leading global provider of agricultural products for farmers. Our seeds, biotechnology trait products, herbicides and precision agriculture tools provide farmers with solutions that help improve productivity, reduce the costs of farming and produce better foods for consumers and better feed for animals.

We produce leading seed brands, including DEKALB, Asgrow, Deltapine, Seminis and De Ruiter, and we develop biotechnology traits that assist farmers in controlling insects and weeds and precision agriculture to assist farmers in decision making. We also provide other seed companies with genetic material and biotechnology traits for their seed brands, and we manufacture Roundup and Harness brand herbicides and other herbicides.

*            *             *

Our principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and our telephone number is (314) 694-1000.

The Offering

The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See “Description of Notes” for a more detailed description of the terms and conditions of the notes.

Issuer	Monsanto Company.

Securities Offered	$365,000,000 aggregate principal amount of 4.30% Senior Notes due 2045.

Maturity	January 29, 2045.

Interest	Interest on the notes will accrue from January 29, 2015 and will be payable in arrears on January 29 and July 29 of each year, beginning July 29, 2015.

Currency of Payment	The notes will be denominated in U.S. dollars and we will pay principal, interest and any premium in U.S. dollars.

Optional Redemption	We may redeem the notes, in whole but not in part, at our option, on each January 29 on or after January 29, 2017 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date. See “Description of Notes — Optional Redemption.”

We may also redeem the notes prior to the maturity thereof under the circumstances described under “Description of Notes — Tax Redemption.”

Additional Amounts	In the event we or a paying agent on our behalf are required to withhold or deduct any amounts in respect of the principal of, or interest on, the notes on account of any present or future taxes imposed by or on behalf of the United States or any political subdivision thereof , we will pay to a holder that is a Non-U.S. Person (as defined below) such additional amounts as may be necessary to ensure that the net amount received by such holder, after withholding or deduction for or on account of such taxes, will be equal to the amount such holder would have received in the absence of such withholding or deduction as provided under “Description of Notes —Additional Amounts.”

Offer to Repurchase Upon Change of

Control Triggering Event	Upon the occurrence of a “Change of Control Triggering Event” (as defined herein), we will be required, unless we have exercised our right to redeem the notes, within a specified period, to make an offer to purchase all of the notes at a price equal to 101% of the principal amount, plus any accrued and unpaid interest on the notes being redeemed to but excluding the date of repurchase. See “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event.”

Ranking	The notes will be unsecured and unsubordinated obligations of Monsanto and will rank on a parity with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. At November 30, 2014, we had approximately $8.165 billion of indebtedness outstanding on a consolidated basis, and our subsidiaries had approximately $2.909 billion of outstanding liabilities reflected in our financial statements, of which approximately $247 million was owed by our subsidiaries to outside parties. See “Description of Notes — General.”

Certain Covenants	The indenture governing the notes will, among other things, limit our ability to:

•	incur indebtedness secured by operating properties;

•	enter into certain sale and leaseback transactions with respect to operating properties; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

The above restrictions are subject to significant exceptions. See “Description of Debt Securities — Certain Restrictions in the Indenture” and “Description of Debt Securities — Consolidation, Merger, Conveyance, Transfer or Lease of Assets” in the accompanying prospectus.

Market	The notes are offered for sale in those jurisdictions in the United States and Asia where it is legal to make such offers. See “Selling Restrictions.”

Listing	Application will be made for the notes to be admitted to listing on the GreTai Securities Market (the “GreTai”). No assurance can be given that such application will be approved, or that the GreTai listing will be maintained.

Form and Denomination	We will issue the notes in the form of one or more fully registered global notes, without coupons, registered in the name of a common depositary (or its nominee) for, and in respect of interests held through, Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) and Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in Clearstream and Euroclear. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Additional Issuances

Subject to the approval of necessary regulatory and listing approvals from applicable authorities in ROC, including but not limited to GreTai, we may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the notes offered hereby. Any additional debt securities having such similar terms, together with notes, will constitute a single series of securities under the indenture.

Use of Proceeds	We expect to use the proceeds from this offering for general corporate purposes, which may include share repurchases and capital expenditures. See “Use of Proceeds.”

Certain Tax Considerations	See “Certain Tax Considerations.”

Risk Factors	Investing in the notes involves risks. See “Risk Factors” for a description of certain risks you should particularly consider before investing in the notes.

Governing Law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Ratios of Earnings to Fixed Charges

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense.

	Years Ended August 31,					Three Months Ended November 30, 2014
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	7.44x	11.03x	12.56x	14.85x	12.69x	3.40x

RISK FACTORS

You should carefully consider the following risk factors and the information discussed in “Risk Factors” in our Annual Report on Form 10-K for the year ended August 31, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the other information included or incorporated by reference into this prospectus supplement, the accompanying prospectus and any related free writing prospectus, before making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

The notes are effectively subordinated to the indebtedness of our subsidiaries.

Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your claims against the assets of our subsidiaries, as a holder of our notes, will be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will not be recognized ahead of these creditors. At November 30, 2014, we had approximately $8.165 billion of indebtedness outstanding on a consolidated basis, and our subsidiaries had approximately $2.909 billion of outstanding liabilities reflected in our financial statements, of which approximately $247 million was owed by our subsidiaries to outside parties.

The notes are not secured by any of our assets and any secured creditors would have a prior claim on our assets.

The notes are not secured by any of our assets. The terms of the indenture permit us to incur a certain amount of secured indebtedness without equally and ratably securing the notes. If we become insolvent or are liquidated, or if payment under any of the agreements governing any secured debt is accelerated, the lenders under our secured debt agreements will be entitled to exercise the remedies available to a secured lender. Accordingly, the secured lenders will have a prior claim on our assets to the extent of their liens, and it is possible that there will be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of the date of this prospectus supplement, we do not have significant amounts of secured indebtedness.

Negative covenants in the indenture offer only limited protection to holders of the notes.

The indenture governing the notes will contain negative covenants that apply to us and our subsidiaries. However, the indenture does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our ability to repurchase or redeem our securities;

•	restrict our ability to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes; or

•	restrict our ability to make investments.

In addition, the limitation on secured indebtedness covenant in the indenture contains exceptions that will allow us and our subsidiaries to create, grant or incur liens or security interests to secure a certain amount of indebtedness and a variety of other obligations without equally and ratably securing the notes. See “Description of Debt Securities — Certain Restrictions in the Indenture” in the accompanying prospectus for a description of this covenant and related definitions. In light of these exceptions, holders of the notes may be structurally subordinated to new lenders.

Our credit ratings may not reflect all risks of your investment in the notes.

The credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of its rating may be obtained from each rating agency. There can be no assurance that the credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by a rating agency, if, in the rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

If we redeem the notes, you may not be able to reinvest the redemption proceeds and obtain an equal effective interest rate.

We may redeem the notes on each January 29 on or after January 29, 2017 at a redemption price that does not include a redemption premium. Prevailing interest rates for comparable securities at the time we redeem the notes may be lower than the interest rate payable on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate equal to or higher than that applicable to the notes.

We may not have sufficient funds available to finance the offer to redeem the notes upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), we will be required to offer to repurchase all of the notes which are then outstanding. We cannot assure you that we will have sufficient funds available to make any required repurchases of the notes upon such an event. Any failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under our senior credit facilities. A default could result in the declaration of the principal and interest on all the notes and our indebtedness outstanding under the senior credit facilities to be due and payable.

There may not be active trading markets for the notes and future trading prices of the notes will depend upon many factors.

We intend to apply to list the notes on the GreTai; however, we cannot make any assurance that our application to list the notes on the GreTai will be approved or that the GreTai listing will be maintained. Even if listed on the GreTai, active trading markets for the notes may not develop and any markets that do develop may not provide sufficient liquidity for the holders to sell their notes at attractive prices, or at all. Any trading market that may develop for the notes may be adversely affected by:

•	changes in the overall market for investment-grade securities;

•	changes in our financial performance or prospects;

•	a change in our credit rating;

•	the prospects for companies in our industry generally;

•	any acquisitions or business combinations proposed or consummated by us;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates, financial markets and general economic conditions.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. Prospective investors in the notes should be aware that they may be required to bear the financial risks of such an investment for an indefinite period of time.

USE OF PROCEEDS

We estimate that the net proceeds to us from the offering of the notes will be approximately $360.7 million, after deducting selling discounts and our expenses, including fees payable to the structuring agent.

We expect to use the proceeds from this offering for general corporate purposes, which may include share repurchases and capital expenditures. Pending such uses, we may temporarily invest the net proceeds in interest-bearing investments.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes supplements and, to the extent inconsistent, replaces, the description in the accompanying prospectus of the general terms and provisions of the Debt Securities, to which description reference is hereby made. The following summary of certain provisions of the notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the actual provisions of the notes and the Indenture. Certain terms used but not defined herein shall have the meanings given to them in the accompanying prospectus, the Indenture, or the notes, as the case may be. As used in this section, “Monsanto,” “we,” “our,” and “us” refer to Monsanto Company, the issuer of the notes, and not any of its subsidiaries.

General

The notes will constitute a separate series of debt securities to be issued under the Indenture, dated July 1, 2014, between Monsanto and The Bank of New York Mellon Trust Company, N.A., as trustee, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and the terms of which are more fully described in the accompanying prospectus. The notes will be unsecured obligations of Monsanto and will rank on a parity with all our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to all liabilities of our subsidiaries, including trade payables. Since we conduct many of our operations through our subsidiaries, our right to participate in any distribution of the assets of a subsidiary when it winds up its business is subject to the prior claims of the creditors of the subsidiary. This means that your claims against the assets of our subsidiaries, as a holder of our notes, will be subject to the prior claims of these creditors if a subsidiary liquidates or reorganizes or otherwise winds up its business. Unless we are considered a creditor of the subsidiary, your claims will not be recognized ahead of these creditors. At November 30, 2014, we had approximately $8.165 billion of indebtedness outstanding on a consolidated basis, and our subsidiaries had approximately $2.909 billion of outstanding liabilities reflected in our financial statements, of which approximately $247 million was owed by our subsidiaries to outside parties.

The Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The Indenture does not limit our ability to incur additional indebtedness. Subject to the approval of necessary regulatory and listing approvals from applicable authorities in ROC, including but not limited to GreTai, we may from time to time, without giving notice to or seeking the consent of the holders of the notes, issue debt securities having the same terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as, and ranking equally and ratably with, the notes offered hereby. Any additional debt securities having such similar terms, together with the notes offered hereby, will constitute a single series of securities under the indenture.

The notes will be issued in fully registered form, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a common depositary (or its nominee) for, and in respect of interests held through, Clearstream and Euroclear. Except as described in this prospectus supplement under “— The Clearing Systems — Certificated Notes,” the notes will not be issuable in certificated form.

Principal Amount; Interest; Maturity

We will issue $365,000,000 aggregate principal amount of notes that will mature on January 29, 2045.

Interest on the notes will accrue from January 29, 2015, at 4.30% per year. Interest on the notes will be payable semi-annually, in arrears, on January 29 and July 29, beginning July 29, 2015, to the persons in whose names the notes are registered at the close of business on the January 14 or July 14, as applicable, preceding the respective interest payment dates, except that interest payable at maturity will be paid to the same persons to whom principal of the notes is payable. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

Any payment otherwise required to be made in respect of the notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest will accrue as a result of such a delayed payment. A “business day” is defined as a day other than a Saturday, Sunday or legal holiday or other day on which banking institutions or trust companies in New York City, New York or Taipei, Taiwan, or any other city in which the paying agent is being utilized, are authorized or required by law, regulation or executive order to close. All payment dates with respect to the notes, whether at maturity, upon earlier redemption or any interest payment date, shall be determined in accordance with the time zone applicable to New York City, New York. Because of time-zone differences, the interest payment date on which we make payment may not be the same business day in the applicable jurisdiction of the relevant holder of notes. In addition, deliveries, payments and other communications involving the notes are likely to be carried out through Euroclear and Clearstream, which means such transactions can only be carried out on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan. See also “— The Clearing Systems — Secondary Market Trading” below.

Optional Redemption

We have the option to redeem the notes on not less than 30 nor more than 60 days’ notice, in whole but not in part, on each January 29 on or after January 29, 2017 at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

In addition, we may at any time purchase the notes by tender, in the open market or by private agreement, subject to applicable law.

Tax Redemption

If a Tax Event occurs, we may redeem the notes, in whole, but not in part, at our option at any time within 90 days following the occurrence of such Tax Event, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date.

“Tax Event” means that:

•	we have or will become obliged to pay additional amounts with respect to the notes as provided or referred to under “— Additional Amounts” below as a result of any change in, or amendment to, the laws, treaties, or rulings of the United States or any political subdivision or any authority thereof or therein having the power to tax, or any change in the application or official interpretation of such laws or regulations or rulings (including a holding by a court of competent jurisdiction in the United States), which change or amendment is enacted or adopted on or after the issue date of the notes; or

•	on or after the issue date of the notes, any action is taken by a taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, the United States or any political subdivision of or in the United States or any authority thereof or therein having the power to tax, including any of those actions specified in the preceding clause, whether or not such action was taken or decision was rendered with respect to us, or any change, amendment, application or interpretation is officially proposed, which, in any such case, will result in a material probability that we will become obliged to pay additional amounts with respect to the notes; provided that, prior to the publication of any notice of redemption pursuant to this paragraph, we have delivered to the trustee a certificate signed by one of our officers stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right so to redeem have occurred and a copy of an opinion of a reputable independent counsel of our choosing to that effect based on that statement of facts. However no such notice of redemption shall be given less than 30 nor more than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts if a payment in respect of the notes were then due.

Holders of notes to be redeemed will receive notice (which notice shall be irrevocable) by first-class mail (and/or, to the extent permitted by applicable procedures or regulations, electronically) at least 30 and not more than 60 days before the redemption date.

Additional Amounts

All payments of principal, interest and premium (if any) in respect of the notes by us or a paying agent on our behalf shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges (“Taxes”) imposed by or on behalf of the United States or any political subdivision thereof or any authority therein or thereof having the power to tax, unless the withholding or deduction of such Taxes is required by law. In that event, we shall pay to a holder that is a Non-U.S. Person (as defined below) such additional amounts as may be necessary to ensure that the net amount received by such holder, after withholding or deduction for or on account of such Taxes, will be equal to the amount such holder would have received in the absence of such withholding or deduction. However, no additional amounts shall be payable with respect to any note if the beneficial owner is subject to taxation solely for reasons other than its ownership of notes, nor shall additional amounts be payable for or on account of:

(i) any Tax that would not have been imposed, withheld or deducted but for any present or former connection (other than the mere fact of being a holder or beneficial owner of such note) between the holder or the beneficial owner of such note and the United States or the applicable political subdivision or authority, including, without limitation, such holder or beneficial owner being or having been a citizen or resident of the United States or the applicable political subdivision or authority or treated as being or having been a resident thereof;

(ii) any Tax that would not have been imposed, withheld or deducted but for the holder or beneficial owner of such note being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a “10 percent shareholder” of us, a passive foreign investment company, a foreign private foundation or other foreign tax-exempt organization, or a corporation that accumulates earnings to avoid U.S. federal income tax;

(iii) any Tax that is payable other than by withholding or deduction by us or a paying agent from payments in respect of such note;

(iv) any gift, estate, inheritance, sales, transfer, value added, personal property, excise or similar Tax;

(v) any Tax that would not have been imposed, withheld or deducted but for a change in any law, treaty, regulation, or administrative or judicial interpretation that becomes effective after the applicable payment becomes due or is duly provided for, whichever occurs later;

(vi) any Tax that would not have been imposed, withheld or deducted but for the presentation of such note more than 30 days after the applicable payment becomes due or is duly provided for, whichever occurs later, except to the extent that such holder would have been entitled to such Additional Amounts on presenting such note for payment on the last date of such period of 30 days;

(vii) any Tax that would not have been imposed, withheld or deducted but for the failure of the holder or beneficial owner of such note to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of such holder or beneficial owner;

(viii) any Tax that would not have been imposed, withheld or deducted but for the failure of the holder or beneficial owner (or any financial institution or other person through which the holder or beneficial owner holds any notes) having failed to comply with any certification, information, identification, documentation or other reporting requirements (including entering into and complying with an agreement with the Internal Revenue Service to report information) with respect to itself or any beneficial owner or account holders thereof; or

(ix) any combination of items (i) - (viii).

For purposes of clauses (i) - (ix) above, references to the holder or beneficial owner of a note include a fiduciary, settlor, beneficiary or person holding power over such holder or beneficial owner, if such holder or beneficial owner is an estate or trust, or a partner, member or shareholder of such holder or beneficial owner, if such holder or beneficial owner is a partnership, limited liability company or corporation. In addition, we will not pay additional amounts to the holder of a note if such holder or the beneficial owner of such note is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or if the holder of such note is not the sole beneficial owner of such note, as the case may be, to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficiary, partner or member of the partnership, limited liability company or other fiscally transparent entity, or a beneficial owner would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner or member received directly its beneficial or distributive share of the payment. For purposes of “— Additional Amounts,” the term “Non-U.S. Person” means any person that is, for U.S. federal income tax purposes, a foreign corporation, nonresident alien individual, a nonresident fiduciary of a foreign estate or foreign trust or a foreign partnership one or more of the partners of which is such a foreign corporation, nonresident alien individual or nonresident fiduciary.

Any additional amounts paid on the notes will be in U.S. dollars. Any reference in the terms of the notes to any amounts in respect of the notes shall be deemed also to refer to any additional amounts which may be payable under this provision.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event in respect of the notes, unless we have exercised our right to redeem the notes as described under “— Optional Redemption,” each holder of the notes will have the right to require us to purchase all or a portion of such holder’s notes, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of repurchase, subject to the rights of holders to receive interest due on the scheduled interest payment dates.

Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior thereto but after the public announcement of the pending Change of Control, we will send, by first class mail, a notice to each holder of the notes setting forth our offer to purchase the notes, specifying the purchase date, which will be no earlier than 30 days nor later than 60 days from the date the notice is mailed, unless otherwise required by law. If mailed prior to the date of the Change of Control, the notice will state that the offer is subject to completion of the change in control. Holders electing to sell their notes will be required to surrender their notes in accordance with the offer, to the paying agent at the address to be specified in the notice, or transfer their notes to the paying agent by book-entry transfer, prior to the close of business on the third business day prior to the payment date.

We will not be required to make a Change of Control offer in respect of the notes if a third party makes such an offer in the manner and at the times referred to above and otherwise in compliance with the requirements referred to above, and such third party purchases all notes properly tendered and not withdrawn under its offer.

“Change of Control” means any of the following:

•	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Monsanto and its subsidiaries to any “person” (as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”));

•	any transaction (including any merger or consolidation) the result of which is that any “person” becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting power of our outstanding shares;

•	we consolidate with, or merge with or into, any entity, or any entity consolidates with or merges with or into us, unless following the transaction our shareholders prior to the transaction own a majority of the voting power of the outstanding shares of the surviving entity;

•	the first day on which the majority of the members of our board of directors cease to be continuing directors, which are (i) persons who are directors at the date of issuance of the notes or (ii) persons nominated or elected with the approval of a majority of continuing directors; or

•	the adoption of a plan for our liquidation or dissolution.

“Change of Control Triggering Event” means, the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period starting 60 days prior to our first public announcement of any Change of Control and ending 60 days following consummation of the Change of Control (subject to extension so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings change, other than an announcement with positive implications), and the applicable Rating Agencies confirm that any reduction in ratings is attributable to the change in control. However, no Change of Control Triggering Event will be deemed to have occurred unless and until the Change of Control has been consummated.

“Fitch” means Fitch Ratings Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors for reasons outside of our control, the Company may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act as a replacement for such Rating Agency.

The Clearing Systems

Global Clearance and Settlement

The notes will be issued in the form of one or more global notes (the “Global Notes”) in fully registered form, without coupons, and will be deposited on the settlement date with a common depositary for, and in respect of interests held through, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, Société Anonyme (“Clearstream”). Except as described herein, certificates will not be issued in exchange for beneficial interests in the Global Notes. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to Euroclear or Clearstream or their respective nominees.

Beneficial interests in the Global Notes will be represented, and transfers of such beneficial interests will be effected, through accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in Euroclear or Clearstream. Those beneficial interests will be in denominations of $100,000 and integral multiples of $1,000 in excess thereof. Investors may hold notes directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems.

Owners of beneficial interests in the Global Notes will not be entitled to have notes registered in their names, and will not receive or be entitled to receive physical delivery of notes in definitive form. Except as provided below, beneficial owners will not be considered the owners or holders of the notes under the indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the indenture. Accordingly, each beneficial owner must rely on the procedures of the clearing systems and, if such person is not a participant of the clearing systems, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. Under existing industry practices, if we request any action of holders or a beneficial owner desires to give or take any action which a holder is entitled to give or take under the indenture, the clearing systems would authorize their participants holding the relevant beneficial interests to give or take action and the participants would authorize beneficial owners owning through the participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by the clearing systems to their participants, by the participants to indirect participants and by the participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. These limits and laws may impair the ability to transfer beneficial interests in Global Notes.

Persons who are not Euroclear or Clearstream participants may beneficially own notes held by the common depositary for Euroclear and Clearstream only through direct or indirect participants in Euroclear and Clearstream. So long as the common depositary for Euroclear and Clearstream is the registered owner of the Global Note, the common depositary for all purposes will be considered the sole holder of the notes represented by the Global Note under the indenture and the Global Notes.

Certificated Notes

If the applicable depositary is at any time unwilling or unable to continue as depositary for any of the Global Notes and a successor depositary is not appointed by us within 90 days, we will issue the notes in definitive form in exchange for the applicable Global Notes. We will also issue the notes in definitive form in exchange for the Global Notes if an event of default has occurred with regard to the notes represented by the Global Notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the notes represented by the Global Notes and, in that event, will issue the notes in definitive form in exchange for the Global Notes. In any such instance, an owner of a beneficial interest in the Global Notes will be entitled to physical delivery in definitive form of the notes represented by the Global Notes equal in principal amount to such beneficial interest and to have such notes registered in its name. The notes so issued in definitive form will be issued as registered in minimum denominations of $100,000 and integral multiples of $1,000 thereafter, unless otherwise specified by us. Our definitive form of the notes can be transferred by presentation for registration to the registrar at its New York office and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive notes.

Clearing Systems

Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, S.A./N.V. and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the managers (“Euroclear participants”).

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian laws (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Bank and by Euroclear.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations and may include the managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear and Clearstream Arrangements

So long as Euroclear or Clearstream or their nominee or their common depositary is the registered holder of the Global Notes, Euroclear, Clearstream or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture and the notes. Payments of principal, interest and additional amounts, if any, in respect of the Global Notes will be made to Euroclear, Clearstream or such nominee, as the case may be, as registered holder thereof. None of us, the trustee, any manager and any affiliate of any of the above or any person by whom any of the above is controlled (as such term is defined in the Securities Act of 1933) will have any responsibility or liability for any records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Distributions of principal and interest with respect to the Global Note will be credited in U.S. dollars to the extent received by Euroclear or Clearstream from the trustee to the cash accounts of Euroclear or Clearstream customers in accordance with the relevant system’s rules and procedures.

Because Euroclear and Clearstream can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having an interest in the Global Notes to pledge such interest to persons or entities which do not participate in the relevant clearing system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate in respect of such interest.

The holdings of book-entry interests in the Global Notes through Euroclear and Clearstream will be reflected in the book-entry accounts of each such institution. As necessary, the registrar will adjust the amounts of the Global Notes on the register (the “Register”) for the accounts of the common depositary to reflect the amounts of notes held through Euroclear and Clearstream, respectively.

Initial Settlement

Investors holding their notes through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Notes will be credited to the securities custody accounts of Euroclear and Clearstream holders on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of trading of any notes where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market sales of book-entry interests in the notes held through Euroclear or Clearstream to purchasers of book-entry interests in the Global Note through Euroclear or Clearstream will be conducted in accordance with the normal rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the notes through Euroclear and Clearstream on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States or Taiwan.

In addition, because of time-zone differences, there may be problems with completing transactions involving Euroclear and Clearstream on the same business day as in the United States or Taiwan. U.S. or Taiwanese investors who wish to transfer their interests in the notes, or to make or receive a payment or delivery of the notes, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Euroclear or Clearstream is used.

Euroclear and Clearstream will credit payments to the cash accounts of Euroclear participants or Clearstream customers in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Euroclear participant or Clearstream customer only in accordance with its relevant rules and procedures.

Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of Euroclear and Clearstream. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

ROC Trading

Currently, we have not entered into any settlement agreement with the Taiwan Depository & Clearing Corporation (“TDCC”) and have no intention to do so. In the future, if we enter into a settlement agreement with TDCC, an investor, if it has a securities book-entry account with a Taiwan securities broker and a foreign currency deposit account with a Taiwan bank, may settle the notes through the account of TDCC with Euroclear or Clearstream if it applies to TDCC (by filing in a prescribed form) to transfer the notes in its own account with Euroclear or Clearstream to such TDCC account with Euroclear or Clearstream for trading in the domestic market or vice versa for trading in overseas markets. For settlement through TDCC, TDCC will allocate the respective notes position to the securities book-entry account designated by such investor in the ROC. The notes will be traded and settled pursuant to the applicable rules and operating procedures of TDCC and the GreTai as domestic bonds. For such investors who hold their interest in the notes through an account opened and held by TDCC with Euroclear or Clearstream, distributions of principal and/or interest for the notes to such holders may be made by payment services banks whose systems are connected to TDCC to the foreign currency deposit accounts of the holders. Such payment is expected to be made on the second Taiwanese business day following TDCC’s receipt of such payment (due to time difference, the payment is expected to be received by TDCC one Taiwanese business day after the distribution date). However, when the holders will actually receive such distributions may vary depending upon the daily operations of the Taiwan banks with which the holder has the foreign currency deposit account.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee under the Indenture. Its affiliate, The Bank of New York Mellon, is a participant in revolving credit agreements with Monsanto, and may provide other banking and financial services to Monsanto.

CERTAIN TAX CONSIDERATIONS

United States Taxation

The following is a summary of the material United States federal income tax consequences of the purchase, ownership, and disposition of the notes. This summary is generally limited to holders that acquire the notes pursuant to this offering, at their initial offering price, and hold the notes as “capital assets” (generally, property held for investment) for United States federal income tax purposes. This discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the United States federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the United States dollar, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.

The United States federal income tax consequences set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Treasury regulations, court decisions, and rulings and pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date hereof, and all of which are subject to change or differing interpretations, at any time, with possible retroactive effect. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more United States persons have authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the United States federal income tax consequences of the purchase, ownership and disposition of the notes.

This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the United States federal estate or gift tax laws.

Investors considering the purchase of the notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situation, as well as any tax consequences arising under the United States federal estate or gift tax rules or under the laws of any state, local, or foreign taxing jurisdiction or under any applicable tax treaty.

Possible Treatment as Contingent Payment Debt Instruments

We may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of Notes — Offer to Repurchase Upon Change of Control Triggering Event.” These potential payments may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to the applicable Treasury regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the notes as contingent payment debt instruments. Our determination regarding the remoteness of such contingency is binding on each U.S. holder unless a U.S. holder explicitly discloses to the IRS, in the proper manner, that its determination is different than ours.

Our determination is not binding on the IRS and it is possible that the IRS may take a different position regarding the likelihood of such additional payments, in which case, if that position were sustained, the timing, amount and character of income recognized with respect to a note may be substantially different than described herein and a holder may be required to recognize income significantly in excess of payments received and may be required to treat as interest income all or a portion of any gain recognized on the disposition of a note. The remainder of this discussion assumes that the IRS will not take a different position, or, if it takes a different position, that such position will not be sustained. Prospective purchasers should consult their own tax advisors as to the tax considerations that relate to the possibility of additional payments.

U.S. Holders

Payments of Interest

Payments of interest on a note generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. holder’s regular method of tax accounting).

Original Issue Discount

It is expected that the notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount (“OID”) rules. If, however, the “stated redemption price at maturity” (generally equal to the sum of all payments required under the notes other than payments of qualified stated interest) of the notes exceeds the issue price by more than a de minimis amount, U.S. holders will be required to include OID in income for United States federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. holders’ method of accounting. As a result, U.S. holders may be required to include OID in taxable income prior to the receipt of cash by such U.S. holders.

Acquisition Premium

If you purchase a note at a cost greater than the note’s redemption amount, you will be considered to have purchased the note at a premium (referred to as “bond premium”), and you may elect to amortize the bond premium as an offset to interest income, using a constant yield method, over the remaining term of the note. Amortizable bond premium is treated as a reduction of interest on the note instead of as a deduction. If you elect to amortize the bond premium, you will be required to reduce your tax basis in the note by the amount of the bond premium amortized during your holding period. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize bond premium and you hold the note to maturity, you generally will be required to treat the bond premium as capital loss when the note matures. If you elect to amortize the bond premium, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS.

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss on the sale, redemption, exchange, or other taxable disposition of a note, in an amount equal to the difference between (i) the proceeds received by the holder in exchange for such note (less an amount attributable to any accrued but unpaid interest not previously included in income, which will be treated as a payment of interest for United States federal income tax purposes) and (ii) the U.S. holder’s adjusted tax basis in the note. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. In general, a U.S. holder’s adjusted tax basis in a note will equal the amount paid for the note increased by any original issue discount included in income and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss recognized by a U.S. holder on a disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the holder held the note for more than one year. Under current United States federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.

Medicare Tax

A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Information Reporting and Backup Withholding

Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes, or proceeds from the taxable disposition of the notes, may be subject to information reporting and may also be subject to United States federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders

The following discussion only applies to you if you are a non-U.S. holder as defined above.

Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” “foreign personal holding company,” or, in certain circumstances, a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual that is an expatriate, and are subject to special treatment under the Code. In such case, you should consult your tax advisor to determine the United States federal, state, local and other tax consequences that may be relevant to you.

Payments of Interest

Interest paid on a note by us or our agent to a non-U.S. holder will qualify for the “portfolio interest exemption” and, except as provided below with respect to backup withholding and FATCA, will not be subject to United States federal income tax or withholding of such tax; provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder (or, if a tax treaty applies, is not attributable to a United States permanent establishment maintained by the non-U.S. holder within the United States); and provided that the non-U.S. holder:

•	does not actually or by attribution own 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	is not a controlled foreign corporation for United States federal income tax purposes that is related to us actually or by attribution through stock ownership;

•	is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•	either (a) provides IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form), as applicable, signed under penalties of perjury that includes the non-U.S. holder’s name and address, and certifies as to non-United States status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to us or our agent under penalties of perjury in which it certifies that such IRS Form W-8BEN (or a suitable substitute form) has been received by it from the non-U.S. holder or qualifying intermediary and furnishes us or our agent with a copy. The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to withholding of United States federal income tax at a rate of 30% unless such holder provides us with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form), as applicable, claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a note is effectively connected with a United States trade or business by a non-U.S. holder and, if a tax treaty applies, is attributable to a United States permanent establishment maintained by the non-U.S. holder within the United States, then such interest shall be treated as described below under “— Effectively Connected Income.”

Sale, Redemption, Exchange or Other Taxable Disposition of Notes

Generally, except as provided below with respect to backup withholding and FATCA, any gain recognized by a non-U.S. holder on the disposition of a note (other than amounts attributable to accrued and unpaid interest, which are described under “— Payments of Interest” above) will not be subject to United States federal income tax and withholding, unless:

•	the gain is effectively connected with the conduct of a United States trade or business by the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained in the United States by the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met or the non-U.S. holder is subject to Code provisions applicable to certain United States expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the purchase, ownership and disposition of the notes.

Effectively Connected Income

If interest, gain or other income recognized by a non-U.S. holder on a note is, or is deemed to be, “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the United States (and, if a treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will not be subject to the withholding of tax discussed above if the non-U.S. holder provides a properly completed and executed IRS Form W-8ECI (Certificate of Foreign Person’s Claim That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States), or suitable substitute form, but the non-U.S. holder generally will be subject to United States federal income tax on such interest, gain or other income on a net-income basis at regular graduated rates as if it were a United States person (as defined in the Code). In addition to such United States federal income tax, if the non-U.S. holder is a corporation, it may be subject to an additional 30% branch profits tax (or such lower rate as may be prescribed by an applicable tax treaty), which generally is imposed on a foreign corporation upon the deemed repatriation from the United States of effectively connected earnings and profits.

Foreign Account Tax Compliance

Under Sections 1471 through 1474 of the Code and applicable Treasury regulations issued thereunder (“FATCA”), a 30% withholding tax may be required on payments of interest: on debt obligations issued by a United States issuer; and, beginning January 1, 2017, gross proceeds received on the disposition of such instruments; to holders of those obligations (including intermediaries) that are foreign financial institutions, which have not entered into agreements with the IRS to collect and provide information to the IRS regarding their U.S. account holders and which are not otherwise exempt from such requirement, and to certain other holders that do not provide certain information to the applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. holders. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA, which will reduce, but not eliminate the risk of FATCA withholding for investors in, or holding notes through financial institutions in, such countries. If FATCA withholding were to apply, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of such withholding.

Information Reporting and Backup Withholding

Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the taxable disposition of the notes.

Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

The United States federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the exchange of the notes, and the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ROC Taxation

The following summary of certain taxation provisions under ROC law is based on current law and practice and that the notes will be issued, offered, sold and re-sold to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC only. It does not purport to be comprehensive and does not constitute legal or tax advice. Investors (particularly those subject to special tax rules, such as banks, dealers, insurance companies and tax-exempt entities) should consult with their own tax advisers regarding the tax consequences of an investment in the notes.

Interest on the Notes

As we, the issuer of the notes, are not an ROC statutory tax withholder, there is no ROC withholding tax on the interest to be paid on the notes.

ROC corporate holders must include the interest receivable under the notes as part of their taxable income and pay income tax at a flat rate of 17% (unless the total taxable income for a fiscal year is under NT$120,000), as they are subject to income tax on their worldwide income on an accrual basis. The alternative minimum tax (“AMT”) is not applicable.

Non-ROC corporate holders are subject to ROC income tax on ROC-sourced income only and the interest receivable under the notes is not ROC-sourced income. Hence non-ROC corporate holders have no ROC income tax issue with the interest receivable under the notes. AMT does not apply either.

Sale of the Notes

In general, the sale of corporate bonds or financial bonds is subject to a 0.1% securities transaction tax (“STT”) on the transaction price. However, Article 2-1 of the Securities Transaction Tax Act of the ROC prescribes that STT will cease to be levied on the sale of corporate bonds and financial bonds for seven years from January 1, 2010 to December 31, 2016. Therefore, the sale of the notes will be exempt from STT if the sale is conducted on or before December 31, 2016. Starting from January 1, 2017, any sale of the notes will be subject to STT at 0.1% of the transaction price, unless otherwise provided by the tax laws that may be in force at that time.

Capital gains generated from the sale of bonds are deemed ROC-sourced income but exempt from income tax. Accordingly, ROC corporate holders are not subject to income tax on any capital gains generated from the sale of the notes. However, ROC corporate holders should include the capital gains in calculating their basic income for the purpose of calculating their AMT. If the amount of the AMT exceeds the annual income tax calculated pursuant to the Income Tax Act of the ROC, the excess becomes the ROC corporate holders’ AMT payable. Capital losses, if any, incurred by such holders could be carried over five years to offset against capital gains of same category of income for the purposes of calculating their AMT.

Non-ROC corporate holders with a fixed place of business (e.g., a branch) or a business agent in the ROC are not subject to income tax on any capital gains generated from the sale of the notes. However, their fixed place of business or business agent should include any such capital gains in calculating their basic income for the purpose of calculating AMT.

As to non-ROC corporate holders without a fixed place of business or a business agent in the ROC, they are not subject to income tax or AMT on any capital gains generated from the sale of the notes.

SELLING

The company and the managers for the offering named below have entered into a subscription agreement and a pricing agreement with respect to the notes. Subject to certain conditions, each manager has severally agreed to purchase the principal amount of notes indicated in the following table.

Manager	Principal Amount of Notes
E.Sun Commercial Bank, Ltd.	$180,000,000
MasterLink Securities Corporation	185,000,000

Total	$365,000,000

The managers are committed to take and pay for all of the notes being offered, if any are taken. The managers may make offers and sales in the United States through their respective U.S. broker-dealer affiliates.

Notes sold by the managers to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial offering prices, the managers may change the offering prices and the other selling terms. The offering of the notes by the managers is subject to receipt and acceptance and subject to the managers’ right to reject any order in whole or in part.

The following table shows the selling discount that the company is to pay to the managers in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Monsanto
Per note	0.10%

The company will pay an aggregate fee of $2,828,750 (the “structuring fee”) to Morgan Stanley & Co. LLC in connection with structuring services that it provided in connection with the notes. Morgan Stanley & Co. LLC will not subscribe for or sell any of the notes offered hereby.

The company estimates that its share of the total expenses of the offering, excluding selling discounts and commissions and the structuring fee, will be approximately $1.1 million.

E.Sun Commercial Bank, Ltd. and MasterLink Securities Corporation are not U.S. registered broker-dealers and, therefore, to the extent permitted by ROC laws and regulations and that they intend to effect any sales of the notes in the United States, they will do so through one or more U.S. registered broker-dealers as permitted by FINRA regulations.

The notes are new issues of securities with no established trading market. Application will be made to the GreTai for the listing of, and permission to deal in, the notes by way of debt issues to professional institutional investors as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the Republic of China (“ROC”) only and such permission is expected to become effective on or about January 29, 2015. The managers are not obligated to carry out market-making activities with respect to the notes. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the notes.

The company has agreed to indemnify the several managers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Separately, in connection with structuring services that Morgan Stanley & Co. LLC provided in connection with the notes, we have agreed to indemnify Morgan Stanley & Co. LLC against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments made in respect of those liabilities.

We expect that the delivery of the notes will be made to investors on or about January 29, 2015, which will be the ninth Taiwanese business day following the date of this prospectus supplement (such settlement being referred to as “T+9”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the third business day before the settlement date will be required, by virtue of the fact that the notes initially settle in T+9, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the third business day before the settlement date should consult their advisors.

Other Relationships

In the ordinary course of their business activities, the managers and their affiliates may make or hold a broad array of investments, including acting as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the managers or their affiliates have a lending relationship with us, certain of those managers or their affiliates routinely hedge, and certain other of those managers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these managers and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The managers and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Republic of China

The notes have not been, and shall not be, offered, sold or re-sold, directly or indirectly, in the ROC, to investors other than “professional institutional investors” as defined under Paragraph 2, Article 19-7 of the Regulations Governing Securities Firms of the ROC, which currently include: overseas or domestic banks, insurance companies, bills finance companies, securities firms, fund management companies, government investment institutions, government funds, pension funds, mutual funds, unit trusts, securities investment trust enterprises, securities investment consulting enterprises, trust enterprises, futures commission merchants, futures service enterprises, and other institutions approved by the Financial Supervisory Commission of the ROC.

LEGAL MATTERS

Bryan Cave LLP, St. Louis, Missouri, as our counsel, will issue an opinion as to the validity of the notes. Lee and Li, Attorneys-at-Law of Taipei, Taiwan is acting as special Taiwanese legal counsel to us. Mayer Brown LLP, Chicago, Illinois, will pass upon certain legal matters for the managers in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Monsanto’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus describes securities which we or any selling security holder may offer and sell at various times. A more detailed description of the securities is contained in this prospectus under “Description of Debt Securities,” “Description of Capital Stock,” “Description of Depositary Shares,” “Description of Warrants and Warrant Units” and “Description of Purchase Contracts and Purchase Units.” The securities may be our senior or subordinated debt securities, shares of our common or preferred stock, depositary shares, warrants or warrant units, purchase contracts or purchase units, and may include securities convertible into or exchangeable for our common or preferred stock.

We will determine the terms of each series of securities (including, as applicable, the specific designation, aggregate principal amount, interest rates, dividend rates, maturity, redemption provisions, ranking and other terms) at the time of sale, and we will describe those terms in a prospectus supplement which we will deliver together with this prospectus at the time of the sale.

We or any selling security holder may sell securities directly to investors or to or through underwriters, dealers or agents. More information about the manner of distribution of the securities is under the heading “Plan of Distribution.” Information about the underwriters or agents who will participate in any particular sale of securities will be in the prospectus supplement relating to those securities.

Unless we state otherwise in a prospectus supplement, we will not list any of the securities on any securities exchange.

Our common stock is traded on the New York Stock Exchange under the symbol “MON.” As of June 25, 2014, the closing price of our common stock was $126.73. Our principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and our telephone number is (314) 694-1000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our securities involves risk. See “Risk Factors” on page 3 of this prospectus.

The date of this prospectus is June 26, 2014.

We have not authorized anyone to give any information or to make any representations concerning the offering of the securities except those which are in this prospectus, any accompanying prospectus supplement, any related free writing prospectus prepared by us or on our behalf or which is referred to under “Where You Can Find More Information” in this prospectus. If anyone gives any other information or representation, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities which are referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date and information contained or incorporated herein should only be assumed to be accurate as of the date hereof or as of the date of such statement contained in the respective document incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK	15
DESCRIPTION OF DEPOSITARY SHARES	20
DESCRIPTION OF WARRANTS AND WARRANT UNITS	23
DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS	24
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	25
EXPERTS	25

As used in this prospectus, unless otherwise indicated, “Monsanto,” “the company,” “we,” “our” and “us” are used interchangeably to refer to Monsanto Company or to Monsanto Company and its subsidiaries, as appropriate to the context.

Unless otherwise indicated, trademarks owned or licensed by Monsanto or its subsidiaries are shown in italics. Unless otherwise indicated, references to “Roundup herbicides” mean Roundup branded herbicides, excluding all lawn-and-garden herbicides, and references to “Roundup and other glyphosate-based herbicides” exclude all lawn-and-garden herbicides.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC (File No. 001-16167). The SEC allows us to incorporate by reference the information that we file with them, which means that we can disclose important information to you by referring you to those documents.

The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, filed October 23, 2013 (Item 8 included in the Form 10-K has been superseded by Current Report on Form 8-K, filed with the SEC on June 25, 2014 (Film No. 14940300), which is incorporated by reference herein);

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2013, February 28, 2014 and May 31, 2014, filed January 8, 2014, April 3, 2014 and June 25, 2014, respectively;

•	our Current Reports on Form 8-K filed November 7, 2013, January 29, 2014, May 30, 2014 and June 25, 2014 (Film Nos. 14940300 and 14940577);

•	the description of our common stock set forth in our registration statement on Form 8-A filed October 10, 2000 under the heading “Description of Registrant’s Securities to be Registered” and on Form S-1/A (File No. 333-36956) filed August 30, 2000, under the heading “Description of Capital Stock,” and as updated on Form 8-K dated June 25, 2014 (Film No. 14940577), including any amendments or reports filed for the purposes of updating such description.

Any filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act (except for information “furnished” with the SEC) after the date on which we filed the registration statement of which this prospectus is a part, until the offering of securities is terminated, shall be deemed to be incorporated by reference into the prospectus.

We have filed a registration statement with the SEC to register the securities under the Securities Act of 1933, as amended, which we refer to as the Securities Act. As permitted by SEC rules, this prospectus omits certain information that is contained in the registration statement.

For purposes of the registration statement of which this prospectus is a part, any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.

You may read and copy any of the documents mentioned above at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet website at http://www.sec.gov and through the New York Stock Exchange, on which our common stock (symbol: “MON”) is listed, and which is located at 20 Broad Street, New York, New York 10005. Copies of these documents may also be available on our website at http://www.monsanto.com, but you should note that other information available on our website is not incorporated by reference into this prospectus. You may also receive a copy of any of these filings, at no cost, by writing or telephoning our Corporate Secretary, at Monsanto Company, 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, telephone (314) 694-1000.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus and any accompanying prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operation could be materially adversely affected by any of these risks.

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. Under this process, we or any selling security holder may sell debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts and units. This prospectus only provides you with a general description of the securities that may be offered. Each time we or any selling security holder sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any related free writing prospectus prepared by us or on our behalf, together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

In the interests of our investors, and in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, this section of the prospectus explains some of the important reasons that actual results may be materially different from those that we anticipate. In this prospectus, including the information incorporated by reference herein, we share our expectations for our company’s future performance. These forward-looking statements include statements about our business plans; the potential development, regulatory approval, and public acceptance of our products; our expected financial performance, including sales performance, and the anticipated effect of our strategic actions; the anticipated benefits of recent acquisitions; the outcome of contingencies, such as litigation and the previously announced SEC investigation; domestic or international economic, political and market conditions; and other factors that could affect our future results of operations or financial position. Any statements we make that are not matters of current reportage or historical fact should be considered forward-looking. Such statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “will,” and similar expressions. By their nature, these types of statements are uncertain and are not guarantees of our future performance.

Since these statements are based on factors that involve risks and uncertainties, our company’s actual performance and results may differ materially from those described or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, among others: continued competition in seeds, traits and agricultural chemicals; the company’s exposure to various contingencies, including those related to intellectual property protection, regulatory compliance and the speed with which approvals are received, and public acceptance of biotechnology products; the success of the company’s research and development activities; the outcomes of major lawsuits; developments related to foreign currencies and economies; successful operation of recent acquisitions; fluctuations in commodity prices; compliance with regulations affecting our manufacturing; the accuracy of the company’s estimates related to distribution inventory levels; expected higher levels of indebtedness and the company’s ability to obtain payment for the products that it sells; the effect of weather conditions, natural disasters and accidents on the agriculture business or the company’s facilities; and other risks and factors described or referenced in this prospectus, any prospectus supplement, Part I — Item 1A of our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, Part II — Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2014, and other documents incorporated by reference herein.

Our forward-looking statements represent our estimates and expectations and are based on currently available information at the time that we make those statements. However, circumstances change constantly, often unpredictably, and many events beyond our control will determine whether the expectations encompassed in our forward-looking statements will be realized. As a result, investors should not place undue reliance on these forward-looking statements. We disclaim any current intention or obligation to revise or update any forward-looking statements, or the factors that may affect their realization, whether in light of new information, future events or otherwise, and investors should not rely on us to do so.

INFORMATION ABOUT MONSANTO

Monsanto is a leading global provider of agricultural products for farmers. Our seeds, biotechnology trait products, herbicides and precision agriculture tools provide farmers with solutions that help improve productivity, reduce the costs of farming and produce better foods for consumers and better feed for animals.

We produce leading seed brands, including DEKALB, Asgrow, Deltapine, Seminis and De Ruiter, and we develop biotechnology traits that assist farmers in controlling insects and weeds and precision agriculture to assist farmers in decision making. We also provide other seed companies with genetic material and biotechnology traits for their seed brands. We also manufacture Roundup and Harness brand herbicides and other herbicides.

Our principal executive offices are located at 800 North Lindbergh Boulevard, St. Louis, Missouri 63167, and our telephone number is (314) 694-1000.

USE OF PROCEEDS

Unless we otherwise indicate in an accompanying prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities for general corporate purposes, which may include reducing or refinancing borrowings, meeting working capital needs, capital expenditures, and acquisitions. Except as may otherwise be specified in the prospectus supplement, we will not receive any proceeds from any sale of securities by a selling security holder.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of such security holder’s securities at any time and from time to time. Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts any selling security holders may offer securities for sale under this prospectus and any prospectus supplement. We may pay some or all expenses incurred with respect to the registration of the securities owned by the selling security holders. We will provide a prospectus supplement naming any selling security holders, the amount of securities to be registered and sold and any other terms of securities being sold by each selling security holder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratios of earnings to fixed charges for the periods indicated. For purposes of calculating the ratio of earnings to fixed charges, earnings represent income from continuing operations before income taxes and equity earnings from affiliates plus fixed charges. Fixed charges include interest expense and our estimate of the interest component of rent expense. We have not paid any preference security dividends and, therefore, have not included the ratio of combined fixed charges and preference security dividends to earnings for these periods.

	Years Ended August 31,					Nine Months Ended May 31, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	17.18x	7.44x	11.03x	12.56x	14.85x	22.30x

DESCRIPTION OF DEBT SECURITIES

This section describes some of the general terms of the debt securities that may be offered under this prospectus. The applicable prospectus supplement will describe the particular terms of any debt securities being offered. The applicable prospectus supplement will also indicate the extent, if any, to which these general provisions may not apply to the debt securities being offered. If you would like more information on these provisions, you may review the Indenture, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities may be senior unsecured or subordinated securities. The debt securities will be issued under an Indenture, to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee.

We are summarizing certain important provisions of the debt securities and the Indenture. This is not a complete description of all of the important terms. You should refer to the specific terms of the Indenture for a complete statement of the terms of the Indenture and the debt securities. When we use capitalized terms which we do not define here, those terms have the meanings given in the Indenture. When we use references to Sections, we mean Sections in the Indenture.

General

The senior debt securities will be our senior unsecured obligations and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities may be subordinated to other classes of our indebtedness as described below under “Subordination” and as described further in the applicable prospectus supplement.

The Indenture does not limit the amount of debt securities that we may issue thereunder, nor does it limit other debt that we may issue. The debt securities may be issued at various times in different series and issues, each of which may have different terms. Unless we indicate otherwise in the applicable prospectus supplement for any series or issue, we may treat a subsequent offering of debt securities as a part of the same issue as that series or issue.

As of May 31, 2014, we had approximately $3.2 billion of outstanding indebtedness on a consolidated basis. We will disclose material changes to these amounts in any prospectus supplement relating to an offering of our debt securities. If this prospectus is being delivered in connection with the offering of a series of senior debt securities, the accompanying prospectus supplement or information incorporated by reference will set forth the approximate amount of any secured long-term indebtedness that is senior to such senior unsecured indebtedness outstanding as of a recent date.

The prospectus supplement relating to a particular series of debt securities will include the following information concerning those debt securities, to the extent applicable:

•	The title of the debt securities of the series or issue and whether such debt securities are senior or subordinated.

•	The aggregate principal amount of the series or issue of debt securities.

•	The date or dates (or the method by which such date or dates will be determined) on which the principal and premium, if any, will be paid, and the rights we or the holders may have to extend the Maturity of the debt securities.

•	The interest rate on the debt securities. We may specify a fixed rate or a variable rate, or a rate to be determined under procedures we will describe in the applicable prospectus supplement, and the interest rate may be subject to adjustment.

•	The dates on which we will pay interest on the debt securities and the regular record dates for determining the holders who are entitled to receive the interest payments.

•	If applicable, the terms of subordination of the debt securities.

•	Our right, if any, to defer payments of interest on the debt securities by extending the interest payment period, and the duration of such extensions.

•	Where payments on the debt securities will be made, if it is other than the office mentioned under “Payments on Debt Securities” below.

•	If applicable, the prices at which we may redeem all or a part of the debt securities and the time periods during which we may make the redemptions. The redemptions may be made under a sinking fund or otherwise.

•	Any obligation we may have to redeem, purchase, or offer to purchase any of the debt securities under a mandatory redemption, sinking fund or otherwise or at the option of the holder, and the prices, time periods and other terms which would apply.

•	If applicable, the terms on which the securities may be converted into or exercised or exchanged for shares of our common stock or other securities or other property.

•	Any additional, modified or different events of default or covenants that will apply to the debt securities.

•	The amounts we would be required to pay if the Maturity of the debt securities is accelerated, if it is less than the principal amount.

•	If payments on the debt securities will be made in any currency other than U.S. dollars, the currencies of the payments.

•	If applicable, the terms under which we, or a holder, may elect that payments on the debt securities be made in a currency other than U.S. dollars.

•	If amounts payable on the debt securities may be determined by a currency or other index, information on how the payments will be determined.

•	Any applicable material Federal income tax consequences.

•	Any other special terms that may apply to the debt securities. (Section 301)

Subordination

Our subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the applicable prospectus supplement.

Payments on Debt Securities

We will make payments on the debt securities at the office or agency we will maintain for that purpose, which will be the Corporate Trust Office of the Trustee in New York, New York unless we indicate otherwise in the applicable prospectus supplement, or at such other places at the respective times and in the manner as we designate in the applicable prospectus supplement. (Sections 308 and 1002) As explained under “Book-Entry Debt Securities” below, The Depository Trust Company, which we refer to as DTC, or its nominee will be the initial registered holder unless the applicable prospectus supplement provides otherwise, and we will make payments to DTC or its nominee. Payments to you, as beneficial owner, will be the responsibility of your broker or other DTC participant.

Form, Denominations and Transfers

Unless otherwise indicated in the applicable prospectus supplement:

•	The debt securities will be in fully registered form, without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. (Section 302)

•	We will not charge any fee to register any transfer or exchange of the debt securities (other than for issuance of new debt securities in exchange for mutilated, destroyed, lost or stolen debt securities), except for taxes or other governmental charges, if any. (Section 306)

•	We will not be required (i) to issue, register the transfer of or exchange any debt securities during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of such debt securities to be redeemed and ending at the close of business on the day of such transmission, or (ii) to register the transfer of or exchange any debt security to be redeemed in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 306)

We intend to appoint the trustee under the Indenture as security registrar and paying agent with respect to the debt securities issued under the Indenture.

Original Issue Discount Securities

If debt securities are original issue discount securities, we will offer and sell them at a substantial discount from their stated principal amount. We will describe Federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. “Original issue discount security” means any security which provides that less than the full principal amount will be due if the Maturity is accelerated or if the security is redeemed before its Maturity. (Section 101)

Indexed Debt Securities

Debt securities may provide that the principal amount payable at Maturity or the amount of interest payable will be determined by reference to currency exchange rates, commodity prices, equity indices or other factors. In that case, the amount we will pay to the holders will depend on the value of the applicable currency, commodity, equity index or other factor at the time the payment obligation is calculated. We will include information in the applicable prospectus supplement for those debt securities about how we will calculate the principal or interest payable, and will specify the currencies, commodities, equity indices or other factors to which the principal amount payable at Maturity or interest is linked. We will also provide information about certain additional Federal income tax considerations which would apply to the holders of those debt securities. (Section 101)

Certain Restrictions in the Indenture

Unless we otherwise specify in the applicable prospectus supplement, there will not be any covenants in the Indenture or the debt securities that would protect you against a highly leveraged or other transaction involving us that may adversely affect you as a holder of debt securities. If there are provisions that offer such protection, they will be described in the applicable prospectus supplement.

Restriction on Liens. Under the Indenture, neither we nor any of our restricted subsidiaries (defined below) may issue any notes, bonds, debentures or other indebtedness for money borrowed secured by a pledge of, or mortgage or lien on, any operating property (defined below) owned or leased by us or any restricted subsidiary, or on any shares of stock or indebtedness of any restricted subsidiary, unless we also provide equal and ratable security on the debt securities. (Section 1005) A “restricted subsidiary” is any of our direct or indirect subsidiaries that own any operating property. (Section 101) “Operating property” is any real property or equipment located within the U.S. and used primarily for manufacturing or research and development by us or any of our direct or indirect subsidiaries that has a net book value, after deduction of accumulated depreciation, in excess of 2.0% of our consolidated net assets (defined below), other than any property or equipment:

•	which is financed by obligations issued by a state, commonwealth, territory or possession of the U.S., or any political subdivision or governmental authority of any of the foregoing, or the District of Columbia; or

•	which, in the opinion of our Board of Directors, or of any director or directors and/or the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer or the Treasurer of the Company authorized by that board or committee to so act with respect thereto, is not of material importance to the total business conducted by us and our restricted subsidiaries taken as a whole. (Section 101)

Given the nature of our business, and the large number of our facilities in the U.S., at any time there may be few, or no, facilities which would meet the definition of “operating property” referred to above.

This restriction will not apply to the following permitted liens, which will also be excluded in computing secured indebtedness for purposes of this restriction:

•	liens existing as of the date of the Indenture;

•	liens on property, shares or debt of a Person existing at the time it becomes a restricted subsidiary;

•	liens on property existing at the time of acquisition and certain purchase money or similar liens;

•	liens to secure certain development, operation, construction, alteration, repair or improvement costs;

•	liens securing indebtedness owing to us or another restricted subsidiary by a restricted subsidiary;

•	liens in connection with certain government contracts, including the assignment of moneys due or to become due thereon or in connection with obligations issued by a state or a commonwealth or certain other governmental entities;

•	liens arising because of the nonpayment of taxes, assessments or governmental charges or of claims for labor, materials or supplies if such amounts are being contested in good faith or are not of material importance to the business;

•	liens arising from a judgment, decree or court order, provided that proceedings for review have not been finally terminated, or that the period for initiating review has not expired;

•	certain liens relating to security for the performance of a bid or contract, in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

•	extensions, substitutions, replacements or renewals of the liens described above. (Section 1005)

There is an additional exception as described below under “10% Basket Amount.”

“Consolidated net assets” means the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from such amount all current liabilities, excluding certain renewable or extendible indebtedness, as shown on our latest statement of consolidated financial position and computed in accordance with generally accepted accounting principles. (Section 101)

Restriction on Sale and Leaseback Transactions. Under the Indenture, neither we nor our restricted subsidiaries may enter into any sale and leaseback transactions involving any operating property, except for leases not exceeding three years by the end of which we intend to discontinue use of the property, unless an amount equal to the fair value of the operating property leased is applied within 120 days to:

•	the purchase of any asset or any interest in an asset which would qualify, after purchase, as an operating property; or

•	the retirement of indebtedness maturing more than one year after the date of determination, which may include debt securities to the extent they mature more than one year after such date. (Section 1006)

There is an additional exception as described below under “10% Basket Amount.”

10% Basket Amount. In addition to the exceptions described above under “Restriction on Liens” and “Restriction on Sale and Leaseback Transactions,” the Indenture allows additional secured indebtedness and additional sale and leaseback transactions as long as the total of the secured indebtedness plus the attributable debt (defined below) in respect of sale and leaseback transactions, other than sale and leaseback transactions the proceeds of which are applied as described under “Restriction on Sale and Leaseback Transactions” above, does not exceed 10% of our consolidated net assets. “Attributable debt” means, as of the time of determination, the total obligation, discounted to present value at the rate per annum equal to the discount rate which would be applicable to a capital lease obligation with a similar term in accordance with generally accepted accounting principles, of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the initial term of the lease included in such sale and leaseback transactions, to the extent that such obligation is required to be reflected as indebtedness on our balance sheet under generally accepted accounting principles as in effect at the time. (Sections 101, 1005 and 1006)

Redemption

If and to the extent set forth in the applicable prospectus supplement, we will have the right to redeem the debt securities, in whole or from time to time in part, after the date and at the redemption prices set forth in the applicable prospectus supplement. (Section 1101)

Events of Default

An event of default in respect of any series of debt securities means:

•	default for 30 days in payment of interest on any debt security of that series;

•	default in payment of principal of or premium, if any, on any debt security of that series at Maturity;

•	default for 30 days in the deposit of any sinking fund payment when due in respect of that series;

•	our failure in the performance of any other of the covenants or warranties in the applicable Indenture which continues for 90 days after notice to us by the Trustee or by holders of at least 25% in aggregate principal amount of the debt securities of all series affected thereby;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default described in the applicable prospectus supplement as being applicable to debt securities of that series. (Section 501)

If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) with respect to any series of debt securities occurs and is continuing, unless the principal has already become due and payable, either the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount of such debt securities as may be specified in the terms of those securities) of all debt securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of that series on behalf of the holders of all debt securities of that series. An event of default relating to a bankruptcy, insolvency or reorganization will cause the outstanding securities to become immediately due and payable without any declaration or other act by the Trustee or the holders. The annulment and waiver may not be made with respect to a default in payment of principal of or premium, if any, or interest, if any, on the debt securities of that series and certain other specified defaults, unless those defaults have been cured or waived. (Section 502 and 513)

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such original issue discount securities upon the occurrence and continuation of an event of default.

Within 90 days after the occurrence of a default with respect to any series of debt securities then outstanding, the Trustee must give to the holders of the outstanding debt securities of that series notice of such default to the extent provided by the Trust Indenture Act, unless such default shall have been cured or waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any debt security of that series, or in the deposit of any sinking fund payment which is provided for, the Trustee may withhold the notice if the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that it is in the interest of the holders of that series of debt securities, and provided further that in the event of a breach of certain covenants, representations or warranties, such notice will not be given before 60 days after the occurrence of such default. (Section 602)

Before the Trustee is required to exercise rights under the Indenture at the request of holders, it is entitled to be indemnified to its satisfaction by such holders, subject to its duty, during an event of default, to act with the required standard of care. (Section 603(e))

We must file annual certificates with the Trustee certifying that we are in compliance with conditions and covenants under the Indenture. (Section 1008)

The Indenture provides that the holders of a majority in principal amount of outstanding debt securities of any series affected thereby, voting as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, in respect of such series, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture or the debt securities or that a responsible officer (or responsible officers) of the Trustee determines in good faith would expose it to personal liability. (Section 512)

Defeasance

The Indenture includes provisions allowing defeasance of the debt securities of any series issued thereunder. In order to defease debt securities, we would deposit with the Trustee or another trustee money or U.S. government obligations sufficient to make all payments on those debt securities. If we make a defeasance deposit with respect to a series of debt securities, we may elect either:

•

to be discharged from all of our obligations on such series of debt securities, except for our obligations to register the debt securities, register transfers and exchanges, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust (Section 1302); or

•	to be released from our obligations under certain covenants related to such series of debt securities, including the restrictions described herein relating to consolidations, mergers and sales of assets, and to liens and sale and leaseback transactions. (Section 1303).

As a condition to any such defeasance under Section 1302 of the Indenture, we must deliver to the Trustee an opinion of our counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if the defeasance had not occurred. (Section 1304)

The applicable prospectus supplement will state if any defeasance provision will not apply to debt securities offered in connection with that prospectus supplement.

Modification of the Indenture and Waiver of Covenants

With authorization from our Board of Directors, we may enter into supplemental indentures without the consent of any holders for certain limited purposes, including:

•	to evidence the succession of another Person to our rights and the assumption by any such successor of our covenants in the Indenture and in the debt securities;

•	to add to our covenants or other provisions for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the Indenture;

•	to add any additional events of default in respect of all or any series of debt securities;

•	to add to or change any of the provisions of the Indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form, uncertificated form or in the form of book-entry securities;

•	to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) does not (A) apply to any debt security of any series entitled to the benefit of such provision that was created prior to the execution of such supplemental indenture and (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;

•	to secure the debt securities or to provide that any of our obligations under any series of debt securities shall be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

•	to establish the form or terms of debt securities of any series; or

•	to evidence the appointment of a successor Trustee with respect to the debt securities of one or more series and provide for the acceptance of such appointment by the successor Trustee and to add to or change any of the provisions of the Indenture to provide for or facilitate the trust administration under the Indenture by more than one Trustee;

•	if allowed, without penalty under applicable laws and regulations, to permit payment in the U.S. (including any of the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction of principal, premium, if any, or interest, if any, on debt securities in bearer form or coupons, if any;

•	to cure any ambiguity or to correct or supplement any provision in the Indenture, or in any supplemental indenture, which may be defective or inconsistent with any other provision in the Indenture or to eliminate any conflict between the terms of the Indenture and the Trust Indenture Act; or

•	to make any other change with respect to matters or questions arising under this Indenture which does not materially adversely affect the interests of the holders of a series of debt securities affected thereby. (Section 901)

We may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the holders of a series of debt securities outstanding thereunder if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities adversely affected by the addition, change or elimination, except that no supplemental indenture may, without the consent of the holder of each outstanding debt security affected by the supplemental indenture:

•	change the Stated Maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any debt security of any series;

•	reduce the aforesaid percentage of outstanding debt securities of any series, the consent of the holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder; or

•	effect certain other specified changes. (Section 902)

We may also omit compliance with specified covenants in the Indenture upon waiver by holders of a majority in principal amount of outstanding debt securities affected by such covenants. (Section 1007)

Consolidation, Merger, Conveyance, Transfer or Lease of Assets

Under the Indenture we may, without the consent of the holders of any of the outstanding debt securities, consolidate with or merge into any other Person or convey, transfer or lease our assets substantially as an entirety to any Person provided that:

•	the successor is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia;

•	the successor assumes our obligations on the debt securities and under the Indenture;

•	after giving effect to the transaction no event of default, and no event which, after notice or lapse of time, would become an event of default, shall have happened and be continuing; and

•	certain other specified conditions are met. (Section 801)

Upon the consolidation, merger or conveyance, transfer or lease, the successor formed by the consolidation, or into which we are merged or to which the conveyance, transfer or lease is made, will succeed to, and be substituted for us under the Indenture and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture. (Section 802)

Unless we specify otherwise in the applicable prospectus supplement, the Indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of our properties and assets “substantially as an entirety.” As a result, it may be unclear as to whether the merger, consolidation or conveyance, transfer or lease of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the Trustee under the Indenture. The Bank of New York Mellon Trust Company, N.A. is the successor Trustee under our Indenture, dated as of August 1, 2002, pursuant to which we previously issued the following securities, which remain outstanding in whole or in part: $300 million principal amount of our 2.750% Senior Notes due 2016; $400 million principal amount of our Floating Rate Senior Notes due 2016; $300 million principal amount of our 5.125% Senior Notes due 2018; $300 million principal amount of our 1.850% Senior Notes due 2018; $250 million principal amount of our 2.200% Senior Notes due 2022; $282 million principal amount of our 5.500% Senior Notes due 2025; $395 million principal amount of our 5.500% Senior Notes due 2035; $247 million principal amount of our 5.875% Senior Notes due 2038; $250 million principal amount of our 3.600% Senior Notes due 2042; and $300 million principal amount of our 4.650% Senior Notes due 2043. Additionally, our subsidiary, Monsanto Finance Canada Co., issued $150 million principal amount of its 5 1⁄2% Senior Notes due 2035 under an indenture pursuant to which the Trustee served as trustee. We subsequently assumed our subsidiary’s obligations in respect of those securities pursuant to a supplemental indenture with the Trustee. Affiliates of the Trustee have been participants in our revolving credit agreements, and provide other commercial banking services to us. An affiliate of the Trustee was an underwriter in connection with certain of the offerings referred to above.

There may be more than one trustee under the Indenture, each with respect to one or more series of debt securities. (Section 101) We may remove the Trustee in respect of any series as long as there is no event of default and no event that, upon notice or lapse of time or both, would become an event of default in respect of that series. The holders of a majority of the principal amount of the series may also remove the Trustee under the Indenture at any time. The Indenture prescribes procedures by which the Trustee will be replaced, in the event of its removal. (Section 610)

If the Trustee under the Indenture is or becomes one of our creditors, the Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The Trustee will be permitted to engage in other transactions. However, if after a specified default has occurred and is continuing, if the Trustee acquires or has a conflicting interest, it must eliminate such conflict within 90 days or receive permission from the SEC to continue as a trustee or resign. (Section 608)

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the Indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus or in an applicable prospectus supplement, any action to be taken by the Trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Indenture. (Sections 101, 608 and 610)

Governing Law

Unless otherwise specified in the applicable prospectus supplement and except to the extent that the Trust Indenture Act applies, the Indenture and the debt securities will be governed by New York law. (Section 112)

Book-Entry Debt Securities

Unless otherwise indicated in the prospectus supplement, DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency”

registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by

Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock and the provisions of our certificate of incorporation and bylaws. The following also summarizes some relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as Delaware law. Since the terms of our certificate of incorporation and bylaws and Delaware law are more detailed than the general information provided below, you should only rely on the actual provisions of those documents and Delaware law. If you would like to read those documents, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Where You Can Find More Information.”

General

We are authorized to issue 1,500,000,000 shares of our common stock, $0.01 par value, and 20,000,000 shares of undesignated preferred stock, $0.01 par value.

Common Stock

All of our outstanding shares of common stock are fully paid and nonassessable. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareowners, including the election of directors. The holders of our common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities, and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Computershare is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “MON.” As of May 31, 2014, there were 524,387,545 shares of our common stock issued and outstanding.

Preferred Stock

Our board of directors has the authority, without action by the shareowners, to designate and issue our preferred stock from time to time in one or more series, with such voting powers, designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated in the resolution or resolutions providing for the designation and issuance of such stock adopted from time to time by the board of directors. It is not possible to state the actual effect of the issuance of any shares of our preferred stock upon the rights of holders of our common stock until the board of directors determines the specific rights of the holders of our preferred stock. However, the effects might include, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us without further action by our shareowners.

The shares of different series may differ, including as to rank, as may be provided in our certificate of incorporation or as may be fixed by our board of directors as described above. Subject to shareowner approval, we may from time to time amend our certificate of incorporation to increase or decrease the number of authorized shares of preferred stock.

The material terms of any series of preferred stock being offered will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the amendment to our certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in the applicable prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our certificate of incorporation or board resolution will be filed with the Secretary of State of the State of Delaware and with the SEC.

No shares of our preferred stock are currently outstanding, and we have no present plans to issue any shares of our preferred stock.

Certain Effects of Authorized but Unissued Stock

We may issue additional shares of common stock or preferred stock without shareholder approval, subject to applicable rules of the New York Stock Exchange, for a variety of corporate purposes, including raising additional capital, corporate acquisitions, corporate recapitalization transactions such as stock splits and employee benefit plans. The existence of unissued and unreserved common and preferred stock may enable us to issue shares to persons who are friendly to current management, which could discourage an attempt to obtain control of us through a merger, tender offer, proxy contest, or otherwise, and protect the continuity of management and possibly deprive you of opportunities to sell your shares at prices higher than the prevailing market prices.

Certain Provisions of our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws described in more detail below may discourage certain types of transactions that involve an actual or threatened change of control of us. Since the terms of our certificate of incorporation and bylaws may differ from the summary we are providing below, you should only rely on the actual provisions of our certificate of incorporation and bylaws. If you would like to read our certificate of incorporation or bylaws, they are on file as exhibits to documents we have filed with the SEC, which are available as described under “Where You Can Find More Information.”

Size of Board

Our certificate of incorporation provides that the number of directors to constitute the board of directors will be fixed from time to time by resolution of our board of directors, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances. Our bylaws provide for a board of directors of at least five but not more than twenty directors. In accordance with our bylaws, our board of directors has fixed the number of directors at thirteen.

Election of Directors

Until the annual meeting of shareowners to be held in 2016, the board of directors is classified such that the terms of office of directors elected at the annual meeting of shareowners held in 2011, 2012 and 2013 shall expire at the annual meeting of shareowners to be held in 2014, 2015 and 2016, respectively. Commencing at the 2014 annual meeting, directors succeeding those whose terms are then expired are elected to hold office until the next annual meeting and until their successors are elected and qualified. Commencing with the 2016 annual meeting, the classification of the directors terminates and all directors are elected for a term ending at the next annual meeting or until their earlier death, resignation, removal or disqualification.

A director is generally elected by the vote of a majority of the votes cast at a meeting at which the election is held, except that, in case of a contested election, directors are elected by the vote of a plurality of the votes present in person or represented by proxy at the meeting. In order for one of our shareowners to nominate a candidate for director, our bylaws require that such shareowner give timely notice to us in advance of the meeting. Ordinarily, the shareowner must give notice not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must describe various matters regarding the nominee, the shareowner giving the notice, and the beneficial owner on whose behalf the nomination is made. Our certificate of incorporation does not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the then outstanding shares of common stock can elect all the directors being elected at a meeting of shareowners.

Removal of Directors

Our certificate of incorporation provides that until our 2016 annual meeting of shareowners, shareowners may remove a director only “for cause” and with the approval of the holders of 70% of our voting stock, and thereafter, shareowners may remove a director with or without “cause” with the approval of the holders of 70% of our voting stock, in each case, subject to any rights of holders of any outstanding series of preferred stock or any other series or class of stock to elect additional directors under specified circumstances.

Filling Vacancies

Our certificate of incorporation provides that, subject to the rights, if any, of the holders of any class of preferred stock then outstanding, only the vote of a majority of the remaining directors may fill vacancies (although less than a quorum).

Limitations on Shareowner Action by Written Consent

Our certificate of incorporation eliminates the right of shareowners to act by written consent without a meeting.

Limitations on Calling Shareowner Meetings

Under our bylaws, shareowners may not call special meetings of shareowners or require our board of directors to call special meetings of shareowners, and only our board of directors or a committee of the board may call special meetings of our shareowners, unless otherwise provided by Delaware law.

Limitations on Proposals of Other Business

Other than with respect to proposals brought pursuant to Rule 14a-8 under the Exchange Act, in order for a shareowner to bring a proposal before an annual meeting, our bylaws require that the shareowner give timely notice to us in advance of the meeting. Ordinarily, in order to submit a proposal pursuant to our bylaws, the shareowner must give notice at least 90 days but not more than 120 days before the first anniversary of the preceding year’s annual meeting. The notice must include a description of the proposal, the reasons for the proposal and other specified matters, including information regarding the shareowner giving the notice and the beneficial owner, if any, on whose behalf the proposal is made.

Our board of directors may reject any proposals that have not followed these procedures or that are not a proper subject for shareowner action in accordance with the provisions of applicable law.

Notice by a shareowner to us requesting inclusion of a proposal in our proxy statement pursuant to Rule 14a-8 under the Exchange Act will be considered timely if submitted prior to the deadline specified in Rule 14a-8. Upon timely receipt, we determine whether or not to include such proposal in accordance with such Rule.

Anti-Takeover Effects of Provisions

The inability to vote shares cumulatively, the advance notice requirements for nominations and provisions of our certificate of incorporation and bylaws that limit the ability of shareowners to increase the size of our board or to remove directors and that permit the remaining directors to fill any vacancies on our board of directors make it more difficult for shareowners to change the composition of our board of directors, whether or not a change in our board of directors would benefit us and our shareowners.

The provisions of our bylaws that require advance notice of other proposals for a meeting of shareowners may make it more difficult for shareowners to take action opposed by the board of directors. Moreover, even though a shareowner may submit a proposal in accordance with advance notice provisions, a shareowner cannot force a shareowner consideration of a proposal over the opposition of our board of directors by calling a special meeting of shareowners.

These provisions make it more difficult and time-consuming to obtain majority control of our board of directors or otherwise bring a matter before shareowners without our board’s consent, and thus reduce our vulnerability to an unsolicited takeover proposal. These provisions enable us to develop our business in a manner which will foster long-term growth by reducing to the extent practicable the threat of a takeover not in the best interests of us or our shareowners and the potential disruption entailed by that threat. On the other hand, these provisions may adversely affect the ability of shareowners to influence our governance and the possibility that shareowners would receive a premium above market price for their securities from a potential acquirer who is unfriendly to management.

We do not have a shareowner rights plan and we are not currently considering adopting one. The board of directors has adopted a policy that it will only adopt a shareowner rights plan if either (1) the shareowners have approved adoption of the rights plan or (2) the board of directors in its exercise of its fiduciary responsibilities, including a majority of the independent members of the board of directors, makes a determination that, under the circumstances existing at the time, it is in the best interests of the shareowners to adopt a shareowner rights plan without the delay in adoption that would come from the time reasonably anticipated to seek shareowner approval.

Delaware Statutory Provisions

Delaware law also contains certain provisions which may have an anti-takeover effect and otherwise discourage third parties from effecting transactions with us.

In general, Delaware law prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by shareowners.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares evidenced by depositary receipts. Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary under a separate deposit agreement between us and a bank or trust company we select. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to those depositary shares. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred stock depositary.

General

Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by such depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock, but only in whole shares of preferred stock, underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion, to the extent possible, to the number of depositary shares owned by those holders. The depositary, however, will distribute only the amount that can be distributed without attributing to any depositary share a fraction of one cent, and any undistributed balance will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash in respect of the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred stock depositary determines that it is not feasible to make such a distribution. In that case, the preferred stock depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred stock depositary are required to withhold on account of taxes.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares evidenced by the depositary receipts pursuant to those provisions.

Redemption of Depositary Shares

If any series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. Whenever we redeem a share of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares of preferred stock underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price. Any funds that we deposit with the preferred stock depositary relating to depositary shares which are not redeemed by the holders of the depositary shares will be returned to us after a period of two years from the date the funds are deposited by us.

Voting

Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date, which will be the same date as the record date for the preferred stock, may then instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying that holder’s depositary shares. The preferred stock depositary will try to vote the number of shares of preferred stock underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred stock depositary deems necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

Subject to the provisions of the deposit agreement, whenever:

•	any cash dividend or other cash distribution becomes payable;

•	any distribution other than cash is made;

•	any rights, preferences or privileges are offered with respect to the preferred stock;

•	the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

•	the preferred stock depositary receives notice of the mandatory conversion of or any election by us to call for the redemption of any preferred stock, the preferred stock depositary will in each instance fix a record date, which will be the same as the record date for the preferred stock, for the determination of the holders of depositary receipts

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•	who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the preferred stock depositary, upon payment of any unpaid amount due the preferred stock depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced by the depositary receipts is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by the depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock that are withdrawn will not be entitled to deposit the shares that have been withdrawn under the deposit agreement or to receive depositary receipts.

Amendment and Termination of the Deposit Agreement

We and the preferred stock depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred stock depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred stock has been made to the holders of the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

We will pay all charges of the preferred stock depositary including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which preference stock is entitled to vote, withdrawals of the preferred stock by the holders of depositary receipts or redemption or conversion of the preferred stock, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock.

Miscellaneous

Neither we nor the preferred stock depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith.

Neither we nor the preferred stock depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred stock depositary and the successor depositary has not accepted its appointment within 60 days after the preferred stock depositary delivered a resignation notice to us, the preferred stock depositary may terminate the deposit agreement. See “— Amendment and Termination of the Deposit Agreement” above.

The descriptions of the deposit agreements in this prospectus are summaries of the material provisions of the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any depositary shares in more detail; and we urge you to read the applicable prospectus supplement and the deposit agreement because they, and not our summaries and descriptions, will define your rights as holders of the depositary shares. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the depositary shares or depositary receipts being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF WARRANTS AND WARRANT UNITS

We may issue warrants, including warrants to purchase our debt securities, common stock, preferred stock, depositary shares or any combination of the foregoing. Warrants may be issued independently or as part of a unit with any other securities and may be attached to or separate from the underlying securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as detailed in the prospectus supplement relating to the warrants being offered.

A prospectus supplement relating to any warrants being offered will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. Such terms will include:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the debt securities, common stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

•	the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any terms relating to the modification of the warrants, including adjustments in the exercise price;

•	information with respect to book-entry procedures, if any;

•	a discussion of any material Federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

The descriptions of the warrant agreements in this prospectus are summaries of the material provisions that would appear in the applicable agreements. These descriptions do not include all terms of those agreements and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any warrants or warrant units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the warrants or any warrant units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the warrants or warrant units being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our debt securities, common stock, preferred stock, depositary shares or any combination of the foregoing at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and an underlying security, which may include debt obligations of third parties, such as U.S. Treasury securities, that is pledged by the holder of a purchase contract to secure its obligations under the purchase contract.

The prospectus supplement relating to any purchase contracts or purchase units we are offering will specify the material terms of the purchase contracts, the purchase units and any applicable pledge or depository arrangements, including one or more of the following:

•	the amount that a holder will be obligated to pay under the purchase contract, or the formula by which such amount shall be determined;

•	the settlement date or dates on which the holder will be obligated to purchase the securities, and the conditions, if any, under which the settlement date may occur on an earlier date;

•	the events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate;

•	the settlement rate, which will determine the number of shares or other securities to be purchased, which may be determined by a formula, which may be based on the market price of our common stock or preferred stock over a specified period or determined by reference to other factors;

•	whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security, which would be pledged by the holder to secure its obligations under a purchase contract;

•	the type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract;

•	the terms of any pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or distributed to the holder; and

•	the amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the terms of payment and any provisions for deferral of payment; the contract fee may be a percentage of the stated amount of the purchase contract or determined by other factors.

The descriptions of the purchase contracts, purchase units and any applicable underlying security or pledge or depository arrangements in this prospectus are summaries of the material provisions that would appear in the applicable documents. These descriptions do not include all terms of those documents and do not contain all of the information that you may find useful. The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units in more detail; and we urge you to read the applicable documents because they, and not our summaries and descriptions, will define your rights as holders of the purchase contracts or purchase units. The applicable prospectus supplement will also state whether any of the generalized provisions summarized above do not apply to the purchase contracts, purchase units and any applicable underlying security being offered. The forms of the relevant documents will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We or any selling security holder may offer or sell securities to or through one or more underwriters, dealers and agents, or through a combination of any of these methods, or directly to purchasers, on a continuous or delayed basis. We will describe the details of any such offering and the plan of distribution for any securities offering by us or any selling security holder in a supplement to this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K dated June 25, 2014, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$365,000,000

Monsanto Company

4.30% Senior Notes due 2045

PROSPECTUS SUPPLEMENT

January 16, 2015

E.Sun Commercial Bank, Ltd.	MasterLink Securities Corporation